                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




         Date of Report (date of earliest event reported): May 28, 2003



                           EDGE PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                     000-22149               76-0511037
-------------------------------        ------------         -------------------
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)         Identification No.)


         1301 TRAVIS, SUITE 2000
             HOUSTON, TEXAS                                       77002
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (713) 654-8960



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ITEM 5. OTHER EVENTS

         On May 29, 2003, Edge Petroleum Corporation (the "Company" or "Edge") announced, in a joint press release with Miller Exploration Company ("Miller"), the following:

         Edge and Miller have entered into a definitive Merger Agreement (the "Merger Agreement") pursuant to which Edge will acquire Miller in a stock for stock merger valued at $12.7 million. The number of shares of Edge stock to be issued to Miller stockholders will be based upon the average closing price of Edge's stock over a 20 trading day period ending 5 days prior to the date of the Miller stockholders' meeting to consider the merger, with a maximum of $5.00 per share of Edge stock and a minimum of $4.70 per share. On May 27, 2003, based upon Edge's closing price of $5.78 per share and the number of shares of Miller stock outstanding of 2,061,253, Miller stockholders would have received approximately 2,540,000 shares of Edge common stock and the total Edge outstanding shares after the transaction would be approximately 12,038,000 shares.

         The transaction is subject to approval of both company's shareholders, a limitation on the number of dissenting Miller shares, delivery of certain agreements and other customary conditions. The transaction is expected to be non-taxable to the shareholders of both companies.

         All of Miller's directors, as well as other significant Miller stockholders, who collectively own an aggregate of 1,044,347 shares of Miller common stock (representing 50.6% of the total outstanding shares of Miller common stock) have agreed to vote their shares in favor of the merger. However, in the event that the board of directors of Miller withdraws, modifies or changes its recommendation with respect to the merger in accordance with the merger agreement, the number of shares of Miller common stock which are bound to vote in favor of the merger will be reduced to 673,976 shares (representing 32.7% of the total outstanding shares of Miller common stock). All of Edge's directors, who own an aggregate of 373,213 outstanding shares of Edge common stock representing 3.9% of the total outstanding shares of Edge common stock (and who are also the deemed beneficial owners of 929,807 shares) have agreed to vote their shares in favor of the transaction.

         The foregoing summary is qualified in its entirety by reference to the Merger Agreement and the voting agreements, which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

          2.1     --       Agreement and Plan of Merger, dated as of May 28,
                           2003, among Edge Petroleum Corporation, Edge Delaware
                           Sub Inc. and Miller Exploration Company.

         99.1     --       Stockholder Agreement, dated as of May 28, 2003,
                           among Miller Exploration Company, Edge Holding
                           Company, L.P., Trade Consultants, Inc., Stanley S.
                           Raphael, Thurmon Andress, John W. Elias, John
                           Sfondrini, Vincent S. Andrews, Joseph R. Musolino,
                           Robert W. Shower and David F. Work.

         99.2     --       Stockholder Agreement, dated as of May 28, 2003,
                           among Edge Petroleum Corporation, Guardian Energy
                           Management Corp., C.E. Miller, Kelly E. Miller,
                           Robert M. Boeve, Paul A. Halpern, Richard J. Burgess,
                           David A. Miller, Kellie K. Miller and Debra A.
                           Miller.

        *99.3     --       Joint Press Release, dated May 29, 2003 (incorporated
                           by reference to Exhibit 99.1 to the Form 8-K filed by Edge on May 29, 2003).

---------

* Incorporated by reference as indicated.


                                       3
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           EDGE PETROLEUM CORPORATION



Date: June 2, 2003                         By: /s/ John W. Elias
                                               -------------------------------
                                               John W. Elias
                                               Chairman,  President and
                                               Chief Executive Officer



                                       4
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                                  EXHIBIT INDEX


EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
   2.1     --     Agreement and Plan of Merger, dated as of May 28, 2003, among
                  Edge Petroleum Corporation, Edge Delaware Sub Inc. and Miller
                  Exploration Company.

  99.1     --     Stockholder Agreement, dated as of May 28, 2003, among Miller
                  Exploration Company, Edge Holding Company, L.P., Stanley S.
                  Raphael, Trade Consultants, Inc., Thurmon Andress, John W.
                  Elias, John Sfondrini, Vincent S. Andrews, Joseph R.
                  Musolino, Robert W. Shower and David F. Work.

  99.2     --     Stockholder Agreement, dated as of May 28, 2003, among Edge
                  Petroleum Corporation, Guardian Energy Management Corp., C.E.
                  Miller, Kelly E. Miller, Robert M. Boeve, Paul A. Halpern,
                  Richard J. Burgess, David A. Miller, Kellie K. Miller and
                  Debra A. Miller.

 *99.3     --     Joint Press Release, dated May 29, 2003 (incorporated by
                  reference to Exhibit 99.1 to the Form 8-K filed by Edge on May
                  29, 2003).

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*Incorporated by reference as indicated.